UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of The Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary information statement.

[ ] Confidential, for use of the

    Commission only (as permitted by

    Rule 14c-5(d)(2)).

[X] Definitive information statement.

[ ] Definitive information materials.

[ ] Soliciting material pursuant to Section 240.14a-12

CLX INVESTMENT COMPANY, INC.

______________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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 (2) Aggregate number of securities to which transaction applies:

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 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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CLX INVESTMENT COMPANY, INC.

29970 Technology Drive, Suite 203

Murrieta, California 92563

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

HELD ON April 8, 2008

Dear Shareholders:

A special meeting of shareholders of CLX Investment Company, Inc., a Colorado corporation (the "Company"), was held on April 8, 2008 at 10:00 a.m. local time, at 29970 Technology Drive, Suite 203, Murrieta, California 92563 for the following purpose:

1)

To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the corporation to CLX MEDICAL, INC.; and

By Order of the Board of Directors,

CLX INVESTMENT COMPANY, INC.

By: /s/ Vera Leonard Vera Leonard Chief Executive Officer Murrieta, California Dated: April 8, 2008

CLX INVESTMENT COMPANY, INC.

A Colorado Corporation

29970 Technology Drive, Suite 203

Murrieta, California 92563

(951) 677-6735

INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

HELD ON APRIL 8, 2008

INTRODUCTION

This Information Statement is being furnished to the stockholders of CLX INVESTMENT COMPANY, INC., a Colorado corporation (the "Company"), to inform them of a special meeting of shareholders.  This meeting (referred to herein as the “Special Meeting”) was held on April 8, 2008 at 29970 Technology Drive, Suite 203, Murrieta, California 92563, at 10:00 a.m. local time.  Only shareholders of record at the close of business on April 8, 2008 (the “Record Date”) were entitled to vote at the Special Meeting.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company were asked:

1)

To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the corporation to CLX MEDICAL, INC.; and

Principal Shareholders, who collectively represented 280,714,929 shares (or 60%) of the 470,035,668 shares of common stock outstanding on April 8, 2008, were either present at the meeting or voted in absentia.  All of the Principal Shareholders voted in favor of the proposal. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company’s principal executive offices are located at 29970 Technology Drive, Suite 203, Murrieta, California 92563.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

1) AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the Company’s name to “CLX Medical, Inc.” The Board believes that the name change is in the Company’s best interests in that it more accurately reflects the intended business operations of the Company.

Effect: A change to the Company’s name will most likely result in a change to the Company’s ticker symbol and CUSIP number.  Shareholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Shareholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

No Dissenters' Rights: The holders of the Company's common stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were one billion nine hundred eighty million (1,980,000,000) shares of Common Stock authorized with a stated value of $.01 per share, of which approximately 470,035,668 are issued and outstanding.  Each holder of the Company’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) plus one share of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.  The Company has heretofore never paid any dividends and the Board has no plans for the payment of future dividends.  The Board presently plans for any future surplus income to be reinvested into growing the Company through additional investment.

Preferred Stock

Our Articles of Incorporation authorize the issuance of twenty million (20,000,000) shares of Preferred Stock.  The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.  The Company presently has no Preferred Stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 8, 2008, there were 470,035,668 shares of common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company's common stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares.

Name and Address(1)	Number of Shares Beneficially Owned	Class	Percentage of Class (2)
Vera Leonard President and Chief Executive Officer 17317 Stedman Circle Dallas, TX 75252	10,000,000	Common	2%
Robert McCoy Secretary, Treasurer and Chairman of the Board of Directors 10829 Sterling Forest Avenue Las Vegas, NV 89135	500,000	Common	*
James Bickel Director 903 Redwood Drive Danville, CA 94506	10,250,000	Common	2%
Patrick Edgerton Director 971 Fairway Park Incline Village, NV 89450	13,791,666	Common	3%
All directors and executive officers (4 persons)	34,541,666	Common	7%
Sequoia International, Inc Leeward Hwy, Providenciales Turks & Caicos Islands	(3)	Common	(3)
*Denotes less than 1%

(1)

Unless indicated otherwise, the address for each of the above listed is c/o CLX INVESTMENT COMPANY, INC., 29970 Technology Drive, Suite 203, Murrieta, California 92563.

(2)

The above percentages are based on 470,035,668 shares of common stock outstanding as of April 8, 2008.

(3)

Shares issued to Sequoia are held in an escrow account to prevent the resale without consent of CLX Investment Company.  Further, while the shares are in escrow, the shares are voted by the Chairman of CLX Investment Company’s Board of Directors.  Since Sequoia has neither the right to vote the shares nor the right to dispose of them, Sequoia does not meet the technical definition of beneficial ownership of the escrow shares.  Were Sequoia to be considered the beneficial owner, Sequoia would control 220,000,000 shares, which is approximately 47% of the Company’s issued and outstanding common stock.  The address listed for Sequoia is that of its registered U.S. agent for service.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

The number of shares and percentages of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individuals has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

INCORPORATION BY REFERENCE

CLX Investment Company, Inc., a Colorado corporation (the "Company") is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, filed reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and Proxy Statements and other information may be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at (202) 942-8090 for further information. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http:/www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

The Company's Annual Report on Form 10-KSB for the year ended September 30, 2007 filed on December 31, 2007, is incorporated by reference in this Information Statement.

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-KSB, for the year ended September 30, 2007, to any stockholder of record or any stockholder who owned common stock listed in the name of a bank or broker, as nominee, at the close of business on April 8, 2008.

Requests should be addressed to the Company, to the attention of CLX INVESTMENT COMPANY, INC., 29970 Technology Drive Suite 203, Murrieta, California 92563, (951) 677-6735.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors of CLX INVESTMENT COMPANY, INC.

By: /s/ Vera Leonard Vera Leonard, Chief Executive Officer Murrieta, California Dated: April 8, 2008

EXHIBIT A

STATE OF COLORADO

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Article 1 of the Articles of Incorporation shall be amended to read in its entirety as follows:

“Name

The name of the Corporation shall be CLX Medical, Inc.”

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this day of , 2008.

By: _______________________________________

                         Authorized Officer

Title: ______________________________________

Name: ____________________________________
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